SECURITIES AND EXCHANGE COMMISSION

Washington, D. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 3, 2005

QRS Music Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-31955	36-3683315
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification Number)

2011 Seward Avenue, Naples, Florida 34109

(Address of Principal Executive Offices)

(239) 597-5888

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

QRS Music Technologies, Inc.

Form 8-K

Item 1.01 Settlement of Litigation

On January 3, 2005 the United States Bankruptcy Court, Southern District of Ohio, Western Division, approved a negotiated settlement agreement between the Company and Dwight’s Piano Co. (formerly known as Baldwin Piano & Organ Company and subsidiaries) concerning preferential transfers made during the 90 day period prior to Baldwin’s bankruptcy filing on May 31, 2001.  Last year a default judgment was granted by the Court for $477,601 plus interest.  The negotiated settlement agreement reduced that amount to $61,395.   The Company had previously recorded a liability in the amount of $477,601 relating to the default judgment.  As a result of the negotiated settlement, for the quarter ending March 31, 2005 the Company will recognize a gain of approximately $259,000, (net of income taxes) or $.03 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: 1/19/05	QRS MUSIC TECHNOLOGIES, INC.

/s/ Tom Dolan
Title: Chief Executive Officer

/s/ Ann Jones
Title: Chief Financial Officer